BUSINESS AGREEMENT

Exhibit 99-B.(8)(ff)

THIS AGREEMENT is entered into as of the 2nd day of September, 2003 (the "Effective Date"), as amended and restated on May 17, 2004, by and among ING USA ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (individually and together, the "Insurance Company"), each on behalf of itself and certain of its separate accounts (each, an "Account"), as listed in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; Directed Services, Inc., a corporation organized under the laws of the State of New York (the "Distributor"); AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, Insurance Company has issued or proposes to issue, now and in the future, certain multi-manager variable annuity contracts (the "Contracts");

WHEREAS, Insurance Company has established one or more Accounts under applicable state insurance law for purposes of funding the contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by Insurance Company with the Commission for offer and sale (unless exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale to the public;

WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), will serve as principal underwriter of the Contracts and will arrange for the distribution of the Contracts as listed in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, AFD, a broker-dealer registered under the 1934 Act, a member of the NASD, and the principal underwriter of the shares of the Series, will provide certain marketing assistance in connection with the Contracts;

WHEREAS, each Account is divided into subaccounts which invest in corresponding series or portfolios (the "Portfolios") of ING Investors Trust (the "Trust") as the underlying investment media for the Contracts; and

WHEREAS, American Funds Insurance Series (the "Series") is divided into various funds (the "Master Funds"), and each Master Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Master Funds;

WHEREAS, each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding Master Fund as set forth in Appendix B, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, Class 2 shares of certain Master Funds in the Series will be available (through the Portfolios) as an underlying investment to the Contracts pursuant to the terms of a Fund Participation Agreement among the Series, the Trust, CRMC, the Insurance Company, DSI and ING Investments, LLC, as adviser to the Trust, to be executed in the form attached hereto as Appendix C (the "Fund Participation Agreement");

WHEREAS, CRMC, by virtue of an Investment Advisory and Service Agreement between CRMC and the Series, will serve as investment adviser to the Series, as the term "investment adviser" is defined in the 1940 Act.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Insurance Company (on behalf of itself and each Account), the Distributor, AFD and CRMC hereby agree as follows:

Duties of Insurance Company

1. Insurance Company will administer its Contracts and the Accounts, including all Contract owner service and communication activities, such as: filing any reports or other filings required by any law or regulation; establishing each Account; creating the Contracts, confirmation and other administrative forms or documents; and obtaining all required regulatory approvals to permit the sale and maintenance of the Contracts.

2. Insurance Company will not distribute any prospectus, private placement memorandum or other disclosure document (hereinafter referred to as "disclosure documents"), sales literature, advertising material or any other printed matter or material relating to the Contracts, the Trust or the Series, if, to its knowledge, any of the foregoing contains any material misstatements.

3. Insurance Company will provide to AFD and/or CRMC, upon AFD's and/or CRMC's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters that may have a material impact on the operation of the Series, and all amendments to any of the above, that relate to the Contracts. Insurance Company will advise

AFD and CRMC immediately of:
(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the initiation of any proceedings for that purpose;
(b)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Contracts of which it becomes aware and which may materially impact the Series; or
(c)

the occurrence of any material event that, if known, makes untrue any statement made in the registration statement or private placement memorandum of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. Other than the 12b-1 fees provided for in the Fund Participation Agreement and as provided below, Insurance Company and the Distributor will bear their respective expenses under this Agreement, including:

(a)	the cost of providing service to Contract owners;
(b)	the expenses and fees of registering or qualifying the Contracts and the Account under federal or state laws;
(c)	any expenses incurred by Insurance Company's employees in assisting AFD and/or CRMC in performing AFD's and/or CRMC's duties hereunder;
(d)

the marketing expense allowance payable to AFD in consideration for AFD's marketing assistance, as provided for under this Agreement (including, without limitation, the provisions of Paragraphs 17 and 18 hereof), which shall be 0.16%, multiplied by the amount of new and subsequent purchase payments made under the Contracts and initially allocated to the Series' Class 2 shares through investment by the Portfolios in the Master Funds;

provided, however, that, pursuant to the Fund Participation Agreement, the Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to the Fund Participation Agreement.

5. Insurance Company or its agents will receive and process applications and purchase payments in accordance with the terms of the Contracts and the current prospectus or disclosure documents. All applications for Contracts are subject to acceptance or rejection by Insurance Company in its sole discretion.

6. Insurance Company shall amend its registration statement for its Contracts (unless exempt from such registration), under the 1933 Act and the 1940 Act from time to time as required by law, and, should it ever be required, under the state securities laws, in order to effect the continuous offering of its Contracts; and Insurance Company shall file for approval of the Contracts under state insurance laws, when necessary, and to maintain registration of the Accounts (unless the Accounts are exempt from such registration) under the 1940 Act.

7. Insurance Company may invoke its then existing limits on transfers as stated in the Contracts or in a Contract's prospectus. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

Duties of Distributor

8. Insurance Company acknowledges that the distribution of Contracts pursuant to this Agreement will take place primarily through selling agreements with certain non-affiliated broker-dealers ("Members") for distribution of the Contracts through the Members. Insurance Company agrees to provide to AFD and CRMC on an annual basis in writing information, by state, regarding the volume of sales of the Contracts.

Any selling agreement between Distributor and a Member described in this Paragraph 8 will provide that:
(a)

each Member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the Members who are properly insurance licensed with Insurance Company to sell the Contracts in the applicable jurisdiction(s);

(b)

all applications and initial and subsequent payments under the Contracts collected by the Member will be remitted promptly by the Member to Insurance Company at such address as it may from time to time designate; and

(c) each Member will comply with all applicable federal and state laws, rules and regulations.

9. The Distributor represents that any exchanges or replacements of existing variable insurance policies and contracts with the Contracts will be effected in compliance with all applicable federal and state securities rules and regulations.

10. The Distributor will promptly provide Members with current prospectuses, and any supplements thereto, for the Contracts, the Trust and the Series. The Distributor will use reasonable efforts to ensure that Members deliver only the currently effective prospectuses of the Contracts, the Trust and the Series to existing clients.

11. The Distributor will use reasonable efforts to provide information and marketing assistance to Members, including preparing and providing Members with advertising materials and sales literature, and other promotional or marketing materials. The Distributor will provide wholesaling and marketing services with respect to the Contracts.

12. The Distributor will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Contracts conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder. AFD shall have the right to approve all sales material that mentions AFD's name and/or the Series (the "AFD Material") prior to its use. The Distributor shall send all AFD Material to AFD's Marketing Coordinator (Julie Cook) at the AFD address listed in Paragraph 45 of this Agreement or such other person as AFD may direct the Distributor in writing (any such person shall be referred to as the "AFD Reviewer"). The AFD Material will be deemed approved unless the AFD Reviewer notifies Insurance Company Reviewer (as herein defined) of any required changes within five business days of his/her receipt of the AFD Material. No review of sales material produced by Insurance Company shall be necessary if all references contained in such materials regarding AFD and/or the Series are identical to those references that appear in the Series' current prospectus or statement of additional information.

Insurance Company shall have the right to approve all sales material that mentions Insurance Company, the Distributor or the Contracts (the "Company Material") prior to its use. AFD and/or CRMC shall send all Company Material to Insurance Company's Compliance Representative (Insurance Company Reviewer) at the address listed in Paragraph 45 of this Agreement or such other person as Insurance Company may direct AFD and/or CRMC in writing. Company Material will be deemed approved unless Insurance Company Reviewer notifies the AFD and/or CRMC of any required changes within five business days of his/her receipt of Company Material. No review of sales material produced by the AFD and/or the Series shall be necessary if all references contained in such materials regarding Insurance Company and/or the Distributor are identical to those references that appear in Insurance Company's current Contract prospectus(es), statement(s) of additional information or disclosure documents.

13. The Distributor will be responsible for filing sales literature and advertising materials, where necessary, with appropriate regulatory authorities, including the NASD, used in connection with its marketing efforts for the Contracts.

14. The Distributor will not distribute any prospectus, disclosure document, sales literature, advertising material or any other printed matter or material relating to the Contracts, the Trust or the Series, if, to its knowledge, any of the foregoing contains any material misstatements.

15. Subject to Paragraph 4 hereof, the Distributor will bear all its expenses of providing services under this Agreement, including the costs attributable to wholesaling efforts,

advertising, and producing and distributing sales literature and prospectuses used by Members with prospective Contract owners, provided that, pursuant to Paragraph 10 of the Fund Participation Agreement, the Series shall bear the expenses for the cost of registration of its shares, preparation of its prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to the Fund Participation Agreement.

16. The Distributor will provide to AFD and/or CRMC, upon AFD's and/or CRMC's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters, and all amendments to any of the above, that relate to the Contracts and/or the Portfolios and materially impact the Series. The Distributor will advise AFD and CRMC upon becoming aware of:

(a)

the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Contracts and/or the Portfolios of which they become aware and which may materially impact the Series; or

(b)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement or disclosure documents of the Contracts or the Portfolios or which requires the making of a change therein in order to make any statement made therein not misleading.

Duties of AFD

17. AFD will bear its expenses of providing services under this Agreement. AFD will conduct training of Insurance Company's wholesalers regarding CRMC's approach to investment management and specific Subaccount positioning and sales. Training will include initial hire training, periodic training in conjunction with sales meetings, and refresher training. From time to time, AFD will provide, at its expense, speakers and panelists at due diligence meetings regarding the Contracts.

18. AFD will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. AFD will advise Insurance Company and/or the Distributor upon becoming aware of:

(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;
(b)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware and which may materially impact the Contracts; or
(c)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

Duties of CRMC

19. CRMC agrees to allow Insurance Company to include in the Contracts, through the Portfolios, certain Master Funds described in the Fund Participation Agreement. CRMC will cause the Series: (a) to make available for use in the Contracts the Master Funds in the Series, as described in the Fund Participation Agreement and (b) to adequately diversify the Master Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

20. CRMC will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. CRMC will advise Insurance Company and the Distributor upon becoming aware of:

(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;
(b)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware and which may materially affect the Contracts; or
(c)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

21. CRMC will bear its expenses of providing services under this Agreement.

22. The Series will pay the Distributor a Rule 12b-1 service fee to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 assets of each Master Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in Subaccounts corresponding to the shares of the Portfolios that are invested in the Class 2 shares of each Master Fund so long as the Series' 12b-1 plan is effective with respect to the Class 2 shares of a Master Fund. Such payments shall be calculated by the Series and be paid by the Series to the Distributor as soon as practicable after the end of each month and in any event within thirty days.

Joint Duties

23. All the parties to this Agreement will cooperate in the development of advertising, sales literature and all other sales materials to be used with respect to the Portfolios and the Master Funds.

24. The parties shall coordinate with each other in the filing with the Commission of amendments to the registration statements for the Contracts (if required by law) and for the Series, respectively.

25. Each of the parties hereto agrees: (a) to comply with all laws applicable to it in the sale of Contracts and (b) to refrain from participating, cooperating, or assisting in any way with its or any third party's (i) development of marketing programs or other activities (written or oral) which directly encourage exchanges from the Contracts or (ii) creation of broker and/or client marketing tools which provide direct comparisons between the Contracts and any other investment products directly targeting the holders of the Contracts to exchange or transfer assets from the Contracts, unless such marketing programs or other activities or broker or client tools relate to variable insurance products issued by Insurance Company or an affiliate; or if agreed to by the parties.

Representations and Warranties

26. Insurance Company represents and warrants to AFD and CRMC that:

(a) each of the recitals applicable to it and/or each Account is true and correct;
(b)

a registration statement under the 1933 Act and under the 1940 Act (if required by law) with respect to the Contracts and each Account has been or will be filed with the Commission (a copy of which will be delivered to AFD, upon request, when effective), and copies of any and all amendments thereto will be forwarded to AFD, upon request, at the time that they are filed with the Commission (if required by law);

(c)

each such registration statement (if required by law) and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to Insurance Company or the Distributor by AFD or CRMC expressly for use therein;

(d)

Insurance Company is validly existing as a life insurance company under the laws of the State of its incorporation, with power (corporate or other) to own its properties and conduct its business, as described in the prospectus (if a prospectus is required by law) for the Contracts, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(e)

the Contracts to be issued through the Accounts have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus (if a prospectus is required by law) and in the Contracts, will be duly and validly issued, and will conform to the description of the Contracts contained in the prospectuses (if a prospectus is required by law);

(f)

the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Insurance Company is a party or by which Insurance Company is bound, Insurance Company's charter as a life insurance company or By-Laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Insurance Company or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the Effective Date of this Agreement is required for the consummation by Insurance Company of the transactions contemplated by this Agreement, except for the Commission's approval of the registration statement referred to in Paragraph 26(b) hereof;

(g)

there are no material legal or governmental proceedings pending to which Insurance Company or an Account is a party or of which any property of Insurance Company or the Account is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by Insurance Company which, if determined adversely to Insurance Company, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Insurance Company;

(h)

any information furnished in writing by Insurance Company to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

(i) Insurance Company will materially comply with all applicable requirements of state insurance laws and regulations in connection with the Contracts;
(j)

the level of fees charged by the Portfolios and the disclosure in the Portfolios' and the Contracts' registration statements under the 1933 Act and under the 1940 Act, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the 1934 Act and the 1940 Act, are consistent in all material respects with all applicable laws, regulations and Commission guidance, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations under those Acts;

(k) investment by each Portfolio in the Master Fund is in reliance on and consistent with the terms of the Series' Mixed and Shared Funding Order; and
(l)

the Portfolios invest in the Master Funds in reliance on the status of each Portfolio as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended. At its sole expense, ING has filed with the Internal Revenue Service a private letter ruling request confirming the "Permitted Investor" status of the Portfolios

.

27. The Distributor represents and warrants to AFD and CRMC that
(a)	each of the recitals applicable to it is true and correct;
(b)

The Distributor is validly existing as a corporation under the laws of the State of Delaware, and it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and is a member in good standing of the NASD, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(c)

there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by the Distributor which, if determined adversely to the Distributor, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor;

(d)

any information furnished in writing by the Distributor to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

(e)	the Distributor will comply with all applicable requirements of state insurance laws and regulations in connection with the sale of the Contracts;
(f)

the Distributor will not pay commissions to persons who, to the best of the Distributor's knowledge, are not appropriately licensed in a manner as to comply with applicable state insurance laws and regulations;

(g)

the level of fees charged by the Portfolios and the disclosure in the Portfolios' and the Contracts' registration statements under the 1933 Act and under the 1940 Act, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the 1934 Act and the 1940 Act, are consistent in all material respects with all applicable laws, regulations and Commission guidance, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations under those Acts;

(h)	investment by each Portfolio in the Master Fund is in reliance on and consistent with the terms of the Series' Mixed and Shared Funding Order; and
(i)

the Portfolios invest in the Master Funds in reliance on the status of each Portfolio as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended. At its sole expense, ING has filed with the Internal Revenue Service a private letter ruling request confirming the "Permitted Investor" status of the Portfolios

28. AFD and CRMC represent and warrant to Insurance Company and the Distributor that:
(a)	each of the recitals applicable to it, them, and/or the Series is true and correct;
(b)

a registration statement under the 1933 Act (File No. 2-86838) and under the 1940 Act (File No. 811-3857) with respect to the Series has been filed with the Commission in the form previously delivered to Insurance Company and the Distributor, and copies of any and all amendments thereto will be forwarded to Insurance Company at the time that they are filed with the Commission;

(c)

the registration statement for the Series and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to AFD or CRMC by Insurance Company or the Distributor expressly for use therein;

(d)

AFD is validly existing as a corporation under the laws of the State of California and it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and is a member in good standing of the NASD, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(e)

CRMC is validly existing as a corporation under the laws of the State of Delaware and it is an investment adviser duly registered with the Commission pursuant to the Investment Advisers Act of 1940, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(f)

the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Series prospectus, will be duly and validly issued, and will conform to the description of such shares contained in that prospectus;

(g)

the performance of duties under this Agreement by AFD and CRMC will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD or CRMC is a party or by which AFD or CRMC is bound, the Articles of Incorporation or By-Laws of AFD or CRMC, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or CRMC or its property;

(h)

there are no material legal or governmental proceedings pending to which AFD or CRMC is a party or of which any property of AFD or CRMC is subject, other than as set forth in the prospectus relating to the Series, and other than litigation incidental to the kind of business conducted by AFD or CRMC which, if determined adversely to AFD or CRMC, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AFD or CRMC

(i)

CRMC and AFD will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by Insurance Company that the subject registration statements (if required by law) have been declared effective and that the Contracts have been released for sale by Insurance Company, and that such offer, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by Insurance Company;

(j)

any information furnished in writing by AFD or CRMC to Insurance Company or the Distributor for use in a registration statement (if required by law) or disclosure document of the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder;

(k)	AFD will comply with all applicable requirements of state broker-dealer regulations and the 1934 Act as each applies to AFD and shall conduct its affairs in accordance with the rules of the NASD; and
(l)

no shares of the Series shall be sold to the general public or any other person except as permitted for Accounts to be diversified as required under Section 817 of the Internal Revenue Code of 1986, as amended.

Indemnification

29. AFD and/or CRMC agree to indemnify Insurance Company and/or the Distributor (or any affiliate, control person, shareholder, director, officer, employee or agent of Insurance Company and/or the Distributor) from, and hold them harmless against, any and all losses, claims, liabilities incurred (including amounts paid in settlement with the written consent of AFD and/or CRMC) or litigation (including reasonable legal fees and costs relating to the investigation and/or defense of any action) arising out of any act or omission of AFD and/or CRMC (or those of its affiliates) relating to:

(a)	rendering services under, or breaching, this Agreement;
(b)

the failure by the Series or CRMC to adequately diversify the various Master Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts;

(c)

the failure by the Series or CRMC to supply Insurance Company with information sufficient to adequately calculate its accumulation and/or annuity unit values as required by law and the registration statement (if required by law) for the Account;

(d)	unlawful conduct, bad faith, willful misfeasance, or gross negligence on the part of AFD and/or CRMC; or
(e)	the failure by the Series and CRMC to invest the assets of each Master Fund in accordance with the Master Fund's investment objective, policies and restrictions;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the actions of Insurance Company and/or the Distributor or from Insurance Company's and/or the Distributor's failure to fulfill their respective duties and obligations arising under this Agreement.

30. Insurance Company and/or the Distributor agree to indemnify AFD and/or CRMC (or any affiliate, control person, shareholder, director, officer, employee or agent of AFD and/or CRMC) from, and hold them harmless against, any and all losses, claims, liabilities incurred (including amounts paid in settlement with the written consent of Insurance Company and/or the Distributor) or litigation (including reasonable legal fees and costs relating to the defense of any action) arising out of any act or omission of Insurance Company and/or the Distributor (or those of its affiliates) relating to:

(a)	rendering services under, or breaching, this Agreement;
(b)	unlawful conduct, bad faith, willful misfeasance, or gross negligence on the part of Insurance Company and/or the Distributor;
(c)	a Portfolio's failing to qualify as a "Permitted Investor" within the meaning of Section 817(h)(4)(A) of the Internal Revenue Code of 1986, as amended; or
(d)	the SEC's determining that investment in a Master Fund by the Portfolio is not consistent with the terms of the Series' Mixed and Shared Funding Order;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the actions of AFD and/or CRMC or from AFD's and/or CRMC's failure to fulfill their respective duties and obligations arising under this Agreement.

31. Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

32. With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records and employees and those books, records and employees within its control pertaining to such claim and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

33. If a party is defending a claim and indemnifying the other party hereto, and: (a) a settlement proposal is made by the claimant or (b) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim, if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Paragraph 33 shall not apply.

34. The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs and expenses.

Rule 12b-1 Fee

35. If the Series 12b-1 plan is no longer effective or is no longer applicable to the Master Funds in the Contracts (the "12b-1 Termination"), AFD, CRMC and the Series shall discuss with the Distributor, in good faith, alternate fee arrangements and/or a reallocation of marketing expenses. If no new agreement is reached within thirty days after the 12b-1 Termination (or at such later date mutually acceptable to all of the parties), the Distributor, at its option, may elect to terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(b) of the 1940 Act ("Substitution Order") for the Portfolios and/or the Master Fund(s) or a vote of Contract owners authorizing redemption and substitution of Portfolio shares. The Series, AFD and CRMC shall cooperate with Insurance Company in obtaining and implementing any such Substitution Order.

Termination
36. This Agreement may be terminated:
(a)	by mutual agreement at any time;
by any party at any time upon sixty (60) days' written notice to the other parties;
at Insurance Company's option, pursuant to Paragraph 35 hereof;

at Insurance Company's option by written notice to AFD and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

at AFD or CRMC's option by written notice to Insurance Company if AFD or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

37. If this Agreement terminates, the parties shall cooperate after termination to effect an orderly windup of the business.

Miscellaneous

38. This Agreement shall be governed by the laws of the State of California.

39. This Agreement (along with the Fund Participation Agreement) constitutes the entire agreement among the parties pertaining to the Contracts, and supersedes any and all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. If there should be any conflict between the terms of this Agreement and those of the Fund Participation Agreement, the terms of the Fund Participation Agreement shall govern

40. This Agreement may be amended from time to time only by agreement in writing of the parties.

41. No waiver of any provision nor consent to any exceptions to the terms of this Agreement shall be effective unless that waiver or consent is executed in writing by the parties and then only for the specific purpose, extent and instance so provided.

42. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

43. This Agreement shall inure to the benefit of and be binding upon Insurance Company, the Distributor, AFD and CRMC, and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained.

44. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.

45. All notices, requests, demands and/or other communications permitted or required hereunder shall be in writing and shall be sent by nationally recognized overnight courier, and/or by certified mail, return receipt requested, addressed to each party (other than the Distributor) to the individuals and at the address shown in the notice provisions of the Fund Participation Agreement, or at such other address as a party has directed in writing.

If to Insurance Company:

ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Linda E. Senker, Counsel
Facsimile No.: 610-425-3520

with a copy to:
ING Investment Funds 520 Madison Avenue New York, NY 10022 Attention: Bebe Wilkinson, Head of Outside Funds
If to DSI
Directed Services, Inc. 1475 Dunwoody Drive West Chester, PA 19380 Attention: David L. Jacobson, Vice President
If to the Series:
American Funds Insurance Series 333 S. Hope Street, 55th Floor Los Angeles, California 90071 Attention: Michael J. Downer, Senior Vice President Facsimile No.: (213) 486-9041
with a copy to:

Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, California 90071

Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group

Facsimile No.: (213) 486-9041

If to CRMC:

Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Michael J. Downer, Senior Vice President and Legal Counsel,

Fund Business Management Group, and Secretary

Facsimile No.: (213) 486-9041

with a copy to:

Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, California 90071

Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,

Fund Business Management Group

Facsimile No.: (213) 486-9041

A notice shall be presumed to have been received: (a) on the day after it was sent if sent by overnight courier, so long as a receipt evidencing that it was sent, in fact, by overnight courier is obtained or (b) on the day that the recipient signs the receipt if sent by certified mail.

46. The provisions of this Agreement are severable. Should any provision hereof be held unlawful or invalid by any competent authority, the remainder of the Agreement shall remain in full force and effect.

47. The provisions contained in Paragraphs 1, 3, 4 (except for 4(d)), 5-7, 16, 18-22, 24-25, 29-34 and 37-47 shall survive the termination of this Agreement for so long as any of the Series shares remain as investment options in any of the Contracts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

ING USA ANNUITY AND LIFE INSURANCE COMPANY (on behalf of itself and each Account)

Attest:		/s/ David L. Jacobson
	By:	David L. Jacobson
/s/ Bonnie R. Wood	Its:	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)

Attest:		/s/ David L. Jacobson
	By:	David L. Jacobson
/s/ Bonnie R. Wood	Its:	Vice President

Directed Services, Inc.
Attest:
	By:	David L. Jacobson
/s/ Bonnie R. Wood	Its:	Vice President

American Funds distributors, inc.
Attest:		/s/ Michael Downer
	By:	Michael J. Downer
/s/ Dana J. Griffith	Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY
Attest:		/s/ Michael J. Downer
	By:	Michael J. Downer
/s/ Dana J. Griffith	Its:	Vice President and Secretary

Appendix A
Company	Separate Account
ING USA Annuity and Life Insurance Company:	ING USA Annuity and Life Insurance Company Separate Account B
ReliaStar Life Insurance Company of New York:	ReliaStar Life Insurance Company of New York Separate Account NY-B

Appendix B

PORTFOLIOS AND CORRESPONDING MASTER FUNDS
ING Investors Trust Portfolios: ING American Funds Growth Portfolio ING American Funds Growth-Income Portfolio ING American Funds International Portfolio	American Funds Insurance Series Master Funds: Growth Fund (Class 2 Shares) Growth-Income Fund (Class 2 Shares) International Fund (Class 2 Shares)

Appendix C- Fund Participation Agreement

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 2nd day of September, 2003, as amended and restated on May 17, 2004, among ING USA ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (individually and together, the "Insurance Company"), each on behalf of itself and certain of its separate accounts (each, an "Account"), as listed in Appendix B to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; ING INVESTORS TRUST (the "Trust"), an open-end management investment company that is a business trust organized under the laws of the Commonwealth of Massachusetts; ING INVESTMENTS, LLC ("ING"), a limited liability company organized under the laws of the State of Delaware; Directed Services, Inc. ("DSI"), a broker-dealer and registered investment adviser organized under the laws of the state of Delaware, which serves as the Trust's distributor; AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts (the "Contracts") as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, Insurance Company has established one or more Accounts, as set forth in Appendix B, under applicable state insurance law, for purposes of funding the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by Insurance Company with the Commission for offer and sale (unless the Contract is exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various funds (the "Master Funds"), and each Master Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Master Funds;

WHEREAS, the Trust is divided into various series (the "Portfolios"), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding Master Fund as set forth in Appendix C, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, certain Master Funds (through the Portfolios) will serve as the underlying investments for the Contracts as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, CRMC is the investment adviser for the Master Funds; and

WHEREAS, ING is the investment adviser for the Portfolios.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, ING, DSI, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Insurance Company, the Trust, ING and DSI that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series, in the form previously delivered to Insurance Company and the Trust, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act") and the 1940 Act (collectively, the "SEC Filings") have been filed with the Commission and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (c) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, ING, DSI or the Trust expressly for use therein; and (e) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Series shall register and qualify the shares of the

Master Funds listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Series.

2. The Trust, ING and DSI each represents and warrants to Insurance Company, the Series and CRMC that the shares of the Portfolios listed on Appendix C are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Trust further represents and warrants that: (a) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; (c) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, CRMC or the Series expressly for use therein; and (e) the Trust, ING and DSI will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Trust shall register and qualify the shares of the Portfolios listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

2a. Insurance Company represents and warrants to the Trust, Series and CRMC that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), that it will maintain such treatment and that it will notify the Trust, Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3. The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (a) any non-routine request by the Commission (i) for amendment of the registration statement relating to the Series, or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it or CRMC becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. The Series will make Class 2 shares of the Master Funds listed on Appendix C available to the Portfolios and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Master Funds as may be reasonably necessary for investment by the Portfolios under this Agreement and maintain a continuous offering of the shares of the Master Funds. DSI, as the Trust's distributor, will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Master Fund attributable to the Contracts. DSI may use the fee in connection with offering shares of the Portfolios to Insurance Company or for other purposes or services deemed appropriate by DSI, including services for Contract owners with investments in subaccounts corresponding to the Portfolios investing in Class 2 shares of each Master Fund (each, a "Subaccount") for as long as the Series' Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect and the Portfolios remain invested in shares of the Master Funds. Master Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by the Trust for a given Portfolio at the net asset value of the respective Master Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, Insurance Company shall be a designee of each Master Fund and each Portfolio for receipt of such orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Portfolio and the Master Fund each receives actual notice of such order by 9:30 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series or Portfolio, as applicable, calculates its net asset value pursuant to the rules of the Commission. The Series will make shares of the Master Funds available indefinitely for purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each Master Fund available to the Trust on a daily basis as soon as reasonably practicable after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. CRMC and the Series shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company and the Trust and shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a Fund or its shareholders for any losses. The Series and CRMC are responsible for maintaining net asset values for each Master Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Shares of particular Master Funds shall be ordered in such quantities and at such times as determined by the Trust to be necessary to meet the requirements of the Portfolios. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and Insurance Company and the Trust shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

4a. The Series and CRMC agree that total return and yield performance information of the Series derived from its registration statement provided by the Series or CRMC may be used by the Trust, DSI or Insurance Company in connection with the sale of shares of the Portfolios and the Contracts without prior approval of the Series or CRMC, and the Trust, DSI and Insurance Company will be responsible for using such information in conformity with the information provided.

4b. The Series shall provide the Trust and Insurance Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in the Series' investment objective, and at least sixty (60) days' advance notice, or such lesser time as may be agreed to by the parties, of any material change in the Series' principal investment strategy described in its Prospectus, or any change in the Series' fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

4c. The Series reserves the right to temporarily suspend or terminate sales of the Series' shares to the Trust and the Portfolios if such action is required by law, or if the Board of Trustees of the Series deems it necessary, appropriate and in the best interests of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

4d. As of the Effective Date of this Agreement, the Series is unable to provide pricing information, order execution and wire payment for purchases and redemptions of Master Fund shares through the National Securities Clearing Corporation ("NSCC") and its subsidiary systems described in Appendix D to this Agreement. The Series agrees to provide pricing information, order execution and wire payment for purchases and redemptions of Master Fund Shares through the NSCC and its subsidiary systems pursuant to Appendix D to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing, as soon as it becomes feasible for the Series to do so.

5. The Trust will make shares of the Portfolios listed on Appendix C available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Portfolios.

5a. The Trust reserves the right to temporarily suspend or terminate sales of the Portfolios' shares to Insurance Company, or purchases of the Series' shares by the Trust and the Portfolios, if any such action is required by law, or if the Board of Trustees of the Trust deems it necessary, appropriate and in the best interest of the Trust and its shareholders (including Contract owners) or in response to the order of an appropriate regulatory authority.

Contract owners) or in response to the order of an appropriate regulatory authority.

6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract owners or an Account or Subaccount.

7. Transfer of the Series' and the Trust's shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular Master Fund will be recorded by CRMC or the Series' transfer agent as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by DSI or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8a. The Trust shall furnish notice promptly to Insurance Company of any dividend or distribution payable on any shares underlying the Portfolios. Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio recorded in the title for the corresponding Subaccount in additional shares of that Portfolio. The Trust shall notify Insurance Company of the number of shares so issued. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

9. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms of the Master Funds' then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 9:00 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

9a. All redemption requests, including any redemption requests that the Trust receives from an Account which necessitate a redemption request to the Series and a redemption of a

Portfolio's entire interest from a Master Fund, will be effected in cash at the next determined net asset value after the redemption request is received, payable in federal funds. The Series will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Series and if such next business day settlement is not practicable, then as soon thereafter as practicable, and will immediately notify the Trust regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Trust will settle redemptions immediately upon receipt of proceeds from the Series.

10. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall bear the expenses for the cost of registration of its shares, preparation of Prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide the Trust and Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

11. Insurance Company shall bear the expenses for the cost of preparation and delivery of the Portfolios and the Master Funds respective Prospectuses (and supplements thereto) to be sent to prospective Contract owners. Each of the Trust and the Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the Prospectus for the Series or the Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the Prospectus or Prospectuses, and the annual and semi-annual shareholder reports for the Contracts, the Portfolios and the Master Funds, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

12. Insurance Company represents and warrants to the Trust and the Series that any information furnished in writing by Insurance Company to the Trust or the Series for use in the registration statements of the Trust and the Series, respectively, will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12a. The Trust represents and warrants to the Series that any information furnished in writing by the Trust to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

12b. The Series represents and warrants to the Trust and Insurance Company that any information furnished in writing by the Series to the Trust or Insurance Company for use in the registration statement of the Trust or Insurance Company will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

13. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, reports to shareholders, or in such printed information subsequently issued by the Series or on its behalf by CRMC or American Funds Distributors, Inc. ("AFD"), including information published on the Series' or CRMC's internet site, in materials approved by CRMC and AFD or as otherwise provided in the Business Agreement in effect among Insurance Company, AFD and CRMC dated as of September 2, 2003.

14. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company and the Trust and otherwise in accordance with the Mixed and Shared Funding Order. The Series agrees to take all steps necessary so that the Master Funds meet the requirements of Section 817 relating to diversification for variable annuity, endowment and life insurance contracts. The Series represents that each Master Fund is currently qualified as a "regulated investment company" ("RIC") under the Code. The Series also agrees to maintain each Master Fund's qualification as a RIC, and each will notify Insurance Company and the Trust immediately upon having a basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future. The Series will provide the Trust with securities holdings reports for each Master Fund within ten days after each calendar quarter.

15. The Series and the Trust hereby notify Insurance Company that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Portfolios or Master Funds might, at some time, be in conflict. Each party shall report to each other party any potential or existing conflict of which it becomes aware. The Boards of Trustees of the Trust and the Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action deemed necessary in accordance with the mixed and shared funding orders of or applicable to the Series and the Trust, respectively, to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

17. Insurance Company agrees to indemnify and hold the Trust, ING, DSI, CRMC and the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of the Trust, ING, DSI or the Series (collectively, "Indemnified Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Indemnified Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company's: (a) making untrue statements of material facts or omitting material facts in a Contract's registration statement, Prospectus, statement of additional information, private placement memorandum or other disclosure documents, semi-annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that an Indemnified Affiliate includes in its materials, provided that the Indemnified Affiliate relies on information supplied by Insurance Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Portfolio or Master Fund shares; or (d) breaching this Agreement or a representation or warranty contained in this Agreement.

17a. ING and DSI (as between them, in relation to each party's responsibilities under this Agreement), each on behalf of itself and the Trust, agrees to indemnify and hold Insurance Company, the Trust, CRMC, the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust or the Series (collectively, "Registered Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Registered Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust's, ING's or DSI's: (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that a Registered Affiliate includes in its materials, provided such Registered Affiliate relies on information supplied by ING or DSI; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust, ING or DSI with respect to the sale of the Contracts or Portfolio shares or the operation of the Trust or a Portfolio; (d) failure of a Portfolio to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this Agreement.

17b. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust, ING and DSI and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust, ING or DSI (collectively, "Insurance Company Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Insurance Company Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series' or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that an Insurance

Company Affiliate includes in its materials, provided such Insurance Company Affiliate relies on information supplied by the Series or CRMC; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series or CRMC with respect to the sale of the Contracts or Master Fund shares or the operation of the Series or a Master Fund; (d) failure of a Master Fund to comply with any of its investment objectives, policies and restrictions; or (e) breaching this Agreement or a representation or warranty contained in this Agreement.

18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the then current Prospectus or private placement memorandum for the Contract and the mixed and shared funding orders of or applicable to the Trust and the Series.

19. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

by mutual agreement at any time;
by any party at any time upon sixty (60) days' written notice to the other parties;

(c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against another party which has a material impact on the Contracts;

(d) at the option of Insurance Company or the Trust, immediately upon written notice, if shares of the Series are not reasonably available for investment by the Portfolios;

(e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or a Master Fund fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

    at the option of Insurance Company, the Trust, CRMC or the Series in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Insurance Company (in such event prompt notice shall be given by Insurance Company, the Trust, CRMC or the Series to the other parties);

  at Insurance Company's option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

  with respect to each Insurance Company, at the option of the Series or CRMC by written notice to Insurance Company if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

  21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York
U.S. Legal Services
1475 Dunwoody Drive
West Chester, PA 19380

Attention: Linda E. Senker, Counsel
Facsimile No.: 610-425-3520

with a copy to:
ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attention: Bebe Wilkinson, Head of Outside Funds

If the Trust:

ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034 Attn: Robert S. Naka
Senior Vice President

If to ING:

ING Investments, LLC
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attn: Michael J. Roland Chief Financial Officer

If to DSI:

Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380

Attn: David L. Jacobson, Vice President

If to the Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: (213) 486-9041

21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

  22. If this Agreement terminates, the Series and CRMC, at Insurance Company's option, will continue to make additional shares of the Master Funds available to the Trust for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance Company agrees not to redeem shares of the Trust unless: (a) the Agreement is terminated pursuant to Paragraph 20(e) or 20(f); (b) legitimately required to do so according to a Contract owner's request; (c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; or (d) as otherwise agreed to or permitted among the parties.

  23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company, on behalf of itself and the Accounts, agrees not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company agrees that the obligations of each Master Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Insurance Company agrees not to proceed against any Master Fund for the obligations of another Master Fund. Notwithstanding the foregoing, if Insurance Company seeks satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) may seek recourse against CRMC.

23b. The obligations of the Trust under this Agreement are not binding upon any of the

  Trustees, officers, employees or shareholders (except Insurance Company if it is a shareholder), of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Insurance Company, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company, the Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

24. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

  25. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

26. The following Paragraphs shall survive any termination of this Agreement: 4, 17-17(b), 21-26.

27. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.
ING USA ANNUITY AND LIFE INSURANCE COMPANY (on behalf of itself and each Account)

Attest:	\s\ David L. Jacobson
David L. Jacobson
\s\ Bonnie L. Wood	Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)

Attest:	\s\ David L. Jacobson
David L. Jacobson
\s\ Bonnie L. Wood	Vice President

AMERICAN FUNDS INSURANCE SERIES

Attest:		\s\ Chad L. Norton
	By:	Chad L. Norton
\s\ Michael Downer	Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:		\s\ Michael J. Downer
	By:	Michael J. Downer
\s\ Dana J. Griffith	Its:	Vice President and Secretary

ING INVESTORS TRUST

Attest:	\s\ Robert S. Naka
Robert S. Naka
\s\ Alyssa Fleischman	Senior Vice President

ING INVESTMENTS, LLC

Attest:	\s\ Michael J. Roland
Michael J. Roland
\s\ Alyssa Fleischman	Chief Financial Officer

DIRECTED SERVICES, INC.

Attest:	\s\ David L. Jacobson
David L. Jacobson
\s\ Bonnie L. Wood	Vice President

  Appendix A - Contracts
Company	Contracts
ING USA Annuity and Life Insurance Company:

  GoldenSelect Access®

  GoldenSelect Access One

  GoldenSelect DVA Plus®

  GoldenSelect DVA

  GoldenSelect ES II®

  GoldenSelect Generations,

  GoldenSelect Landmark

  GoldenSelect Opportunities

  GoldenSelect Premium Plus®

  SmartDesign Advantage

  SmartDesign Signature

  SmartDesign Variable Annuity

ReliaStar Life Insurance Company of New York	GoldenSelect DVA Plus-NY SmartDesign Variable Annuity - NY

  Appendix B - Separate Accounts
Company	Separate Account
ING USA Annuity and Life Insurance Company:	Separate Account B
ReliaStar Life Insurance Company of New York:	ReliaStar Life Insurance Company of New York Separate Account NY-B

  Appendix C

  PORTFOLIOS AND CORRESPONDING MASTER FUNDS
ING Investors Trust Portfolios: ING American Funds Growth Portfolio ING American Funds Growth-Income Portfolio ING American Funds International Portfolio	American Funds Insurance Series Master Funds: Growth Fund (Class 2 Shares) Growth-Income Fund (Class 2 Shares) International Fund (Class 2 Shares)

Appendix D

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System.

  1. Subject to the provisions of Paragraph 4 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Master Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems, when it becomes feasible for the Series to do so, as follows:

    The Series will furnish to the Trust or its designated affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Master Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Master Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Master Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Trust or its designated affiliate by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available. Changes in pricing information will be communicated to NSCC and the Trust

  Upon receipt of Master Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Master Fund's net asset value is calculated as specified in the Series' Prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Master Fund shares, the Trust or its designated affiliate will calculate the net purchase or redemption order for each Master Fund. Orders for net purchases or net redemptions derived from Instructions received by the Trust or its designated affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Trust's or its designated affiliate's compliance with the foregoing, the Trust or its designated affiliate will be considered the agent of the Series, and the Business Day on which Instructions are received by the Trust or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Master Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Trust or its designated affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Series' then current Prospectuses.

  The Trust or its designated affiliate will wire payment for net purchase orders by the Master Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Trust or its designated affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

  NSCC will wire payment for net redemption orders by Master Fund, in immediately available funds, to an NSCC settling bank account designated by Insurance Company or its designated affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in the Series' then current Prospectus and statement of additional information.

  If the Series does not send a confirmation of the Trust's or its designated affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

  If on any day the Trust or its designated affiliate, or the Series is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Series or the Trust or its designated affiliate, as applicable, as is otherwise provided in the Agreement.

  These procedures are subject to any additional terms in the Series' Prospectus and the requirements of applicable law. The Series reserves the right, at its discretion and without notice, and subject to the terms and conditions of this Agreement to suspend the sale of shares or withdraw the sale of shares of any Master Fund.

  2. The Trust or its affiliate, the Series and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

  3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Appendix.